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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


                                                 STATE OR JURISDICTION OF INCORPORATION
                NAME (ALL 100% OWNED)                         OR ORGANIZATION
                ---------------------                         ---------------
       ACS GmbH                                                  Germany
       Advanced Cardiovascular Systems, Inc.                     California
       Cardiac Intelligence Corporation                          Delaware
       Cardiac Pacemakers, Inc.                                  Minnesota
       Cardio Thoracic Systems, Inc.                             Delaware
       CTS GmbH                                                  Germany
       Diane Acquisition Corporation                             Indiana
       EndoVascular Technologies, Inc.                           Delaware
       Guidant Australia Pty Ltd.                                Australia
       Guidant B.V.                                              Netherlands
       Guidant Belgium S.A.                                      Belgium
       Guidant Beteiligungs GmbH                                 Germany
       Guidant Canada Corporation                                Canada
       Guidant Clonmel Distribution                              Ireland
       Guidant do Brasil Ltda.                                   Brazil
       Guidant Europe S.A.                                       Belgium
       Guidant France S.A.                                       France
       Guidant GmbH & Co.                                        Germany
       Guidant GmbH (Austria)                                    Austria
       Guidant Holdings B.V.                                     Netherlands
       Guidant Holdings C.V.                                     Netherlands
       Guidant Holdings, Inc.                                    Indiana
       Guidant Hong Kong Ltd.                                    Hong Kong
       Guidant Intercontinental Corporation                      Indiana
       Guidant International B.V.                                Netherlands
       Guidant Investment Corporation                            California
       Guidant Italia, S.r.l                                     Italy
       Guidant Japan K.K.                                        Japan
       Guidant Limited (U.K.)                                    England
       Guidant Luxembourg                                        Luxembourg
       Guidant Nederland B.V.                                    Netherlands
       Guidant Norway A.S.                                       Norway
       Guidant Portugal                                          Portugal
       Guidant Puerto Rico BV                                    Netherlands
       Guidant S.A. (Spain)                                      Spain
       Guidant S.A. (Switzerland)                                Switzerland
       Guidant Sales Corporation                                 Indiana
       Guidant Scandinavia (Denmark)                             Denmark
       Guidant Scandinavia AB (Sweden)                           Sweden
       Guidant Singapore Pte. Ltd.                               Singapore
       Guidant Thailand                                          Thailand
       Incontrol Europe                                          Belgium
       Intermedics Electromedicina SA                            Spain
       Intermedics Japan K.K.                                    Japan
       Intermedics, Inc.                                         Delaware
       Origin Medsystems, Inc.                                   Delaware
       Oxybia                                                    France
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